   Exhibit 99.1

Applied Molecular Transport Reports Third Quarter 2022 Financial Results and

Provides Corporate Update

Company held end of Phase 2 meeting with FDA to discuss advancing oral AMT-101 monotherapy to Phase 3 in chronic pouchitis, an orphan indication with no FDA-approved products

Anticipate Phase 2 top-line readout for oral AMT-101 in UC monotherapy in late 2022 or early 2023, consistent with previous guidance

SOUTH SAN FRANCISCO, Calif., November 7, 2022 -- Applied Molecular Transport Inc. (Nasdaq: AMTI) (AMT), a clinical-stage biopharmaceutical company, today provided a corporate update and reported financial results for the third quarter ended September 30, 2022.

“Our recent end of Phase 2 meeting with FDA, based on the positive top-line data from our FILLMORE monotherapy trial in patients with chronic pouchitis, was an important milestone for the company” said Tahir Mahmood, Ph.D., chief executive officer and co-founder of AMT. “As we remain focused on Phase 3 advancement for this important indication, we also recently completed enrollment of our AMT-101 UC monotherapy trial and look forward to sharing top-line data.”

Recent Business Highlights and Anticipated Milestones

•	Two ongoing Phase 2 trials for AMT-101, a GI-selective, oral fusion of IL-10 and AMT’s proprietary carrier molecule:
o	LOMBARD monotherapy trial in biologic-naïve and experienced patients with moderate-to-severe UC; trial enrollment complete and top-line data readout anticipated in late 2022 or early 2023
o	CASTRO combination trial with anti-TNFα in patients with RA who are partial or non-responders to anti-TNFα therapy; top-line data readout anticipated in 2023
•	Company held end of Phase 2 meeting with FDA to discuss advancing AMT-101 monotherapy to Phase 3 in chronic pouchitis, an orphan indication with no FDA-approved products
•	Announced Phase 2 top-line data from the AMT-101 MARKET combination trial with anti-TNFα in biologic-naïve patients with moderate-to-severe UC
o	Post hoc analysis suggests combination treatment with AMT-101 earlier in the course of disease (within 5 years from initial diagnosis) may be more beneficial than anti-TNFα alone
o	AMT-101 appeared safe and well-tolerated through the 8-week treatment period

Financial Results for the Third Quarter Ended September 30, 2022

Research and development (R&D) expenses. Total R&D expenses for the third quarter of 2022 were $18.2 million, compared to $18.4 million for the same period in 2021. The overall decrease was primarily related to lower expenses associated with personnel-related costs, clinical trials and materials, partially offset by an increase in other research and development expenses attributable to activation of the Company’s oral biologics GMP manufacturing facility.

General and administrative (G&A) expenses. Total G&A expenses for the third quarter of 2022 were $7.3 million, compared to $7.6 million for the same period in 2021. The overall decrease was primarily due to lower professional fees, partially offset by increases in personnel-related and facilities-related expenses.

Net loss. Net loss for the third quarter of 2022 was $25.2 million, compared to $26.0 million for the same period in 2021. Stock-based compensation and depreciation and amortization for the third quarter of 2022 was $6.5 million, compared to $5.8 million for the same period in 2021.

Cash and cash equivalents. As of September 30, 2022, cash and cash equivalents were $76.0 million. The Company believes its cash and cash equivalents will be sufficient to allow the Company to fund its current operating plan for at least the next twelve months.

About AMT-101

AMT-101 is a novel GI-selective, oral fusion of IL-10 and AMT’s proprietary carrier molecule, currently in development in Phase 2 clinical trials for chronic pouchitis, UC and RA. AMT-101 is designed to cross the intestinal epithelial (IE) barrier with limited entry into the bloodstream, thereby focusing IL-10 at the primary site of inflammation in IBD, along the intestinal tissue lamina propria, potentially avoiding the side effects observed with systemic administration.

About Applied Molecular Transport Inc.

AMT is a clinical-stage biopharmaceutical company developing novel oral biologic product candidates, by leveraging its technology platform to design and advance a multi-product pipeline to treat autoimmune, inflammatory, metabolic and other diseases. AMT is developing its oral biologic product candidates in patient-friendly oral dosage forms that are designed to either target local intestinal tissue or enter systemic circulation to precisely address the relevant pathophysiology of disease. AMT’s proprietary technology platform allows it to exploit existing natural cellular trafficking pathways to facilitate the active transport of diverse therapeutic modalities across the IE barrier. Active transport is an efficient mechanism that uses the cell’s own machinery to transport materials across the IE barrier.

AMT’s headquarters, internal GMP manufacturing and lab facilities are located in South San Francisco, CA. For additional information on AMT, please visit www.appliedmt.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements including statements relating to AMT’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, statements regarding the potential of, and expectations regarding, AMT’s technology platform, product candidates and programs, including AMT-101; statements regarding AMT’s expectations relating to its milestones, clinical trials and clinical development, including timing of data readouts from its AMT-101 clinical trials; statements regarding the sufficiency of the Company’s cash resources; and statements by AMT’s chief executive officer and co-founder. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Applied Molecular Transport Inc.

Condensed Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$76,020	$159,821
Prepaid expenses	3,210	6,685
Other current assets	1,047	594
Total current assets	80,277	167,100
Property and equipment, net	8,780	6,998
Operating lease right-of-use assets, net	33,446	38,142
Finance lease right-of-use assets, net	639	652
Restricted cash	916	1,025
Other assets	549	121
Total assets	$124,607	$214,038
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,374	$2,211
Accrued expenses	8,043	8,226
Operating lease liabilities, current	4,449	3,584
Finance lease liabilities, current	258	237
Total current liabilities	14,124	14,258
Operating lease liabilities	31,785	35,785
Finance lease liabilities	59	167
Other liabilities	244	241
Total liabilities	46,212	50,451
Commitments and contingencies
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	421,762	403,228
Accumulated deficit	(343,371)	(239,645)
Total stockholders’ equity	78,395	163,587
Total liabilities and stockholders’ equity	$124,607	$214,038

Applied Molecular Transport Inc.

Condensed Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$18,238	$18,350	$75,386	$49,765
General and administrative	7,288	7,641	28,738	20,333
Total operating expenses	25,526	25,991	104,124	70,098
Loss from operations	(25,526)	(25,991)	(104,124)	(70,098)
Interest income, net	321	5	393	104
Other income (expense), net	(1)	(6)	5	(90)
Net loss	$(25,206)	$(25,992)	$(103,726)	$(70,084)
Net loss per share, basic and diluted	$(0.65)	$(0.68)	$(2.68)	$(1.88)
Weighted-average shares of common stock outstanding, basic and diluted	38,914,570	38,437,096	38,769,226	37,273,178
Comprehensive loss:
Net loss	$(25,206)	$(25,992)	$(103,726)	$(70,084)
Other comprehensive loss:
Unrealized loss on investments	—	(5)	—	(26)
Total comprehensive loss	$(25,206)	$(25,997)	$(103,726)	$(70,110)

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Refer to the Company’s applicable SEC filings for previously reported periods.

Investor Relations Contact:
Andrew Chang

Head, Investor Relations & Corporate Communications

achang@appliedmt.com

Media Contacts:

Alexandra Santos

Wheelhouse Life Science Advisors

asantos@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com